UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2020

LEAF GROUP LTD.

(Exact name of Registrant as specified in its charter)

Delaware	001- 35048	20-4731239
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1655 26th Street Santa Monica, California	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 656-6253

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	LEAF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Chief Financial Officer and Appointment of Interim Chief Financial Officer

On May 20, 2020, Leaf Group Ltd. (the “Company”) announced that Jantoon Reigersman, the Company’s Chief Financial Officer, resigned from his position with the Company on May 19, 2020, effective immediately. His resignation is not the result of any disagreement or conflict with the Company.

On May 19, 2020, following the resignation of Mr. Reigersman, the Board of Directors of the Company appointed Brian Gephart as interim Chief Financial Officer and principal financial officer of the Company, effective as of May 19, 2020. Mr. Gephart, age 41, has served as the Company’s Chief Accounting Officer and principal accounting officer since June 2019. Prior to joining the Company, Mr. Gephart served as Chief Accounting Officer of JH Capital Group, a diversified specialty finance company providing a wide array of solutions for consumers and businesses across a broad range of assets, from August 2017 to April 2019. Prior to joining JH Capital Group, Mr. Gephart was a Director at PricewaterhouseCoopers LLP specializing in Capital Markets & Accounting Advisory Services, from 2011 to August 2017, where he advised a variety of private and public companies on capital market transactions, mergers and acquisitions and financial reporting and accounting matters. Mr. Gephart received a bachelor’s degree in Accounting from Hillsdale College and an M.B.A. from DePaul University. Mr. Gephart is a Certified Public Accountant.

There are no arrangements or understandings between Mr. Gephart and any other persons in connection with his appointment. There are no family relationships between Mr. Gephart and any director or executive officer of the Company, and Mr. Gephart is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with the appointment of Mr. Gephart as interim Chief Financial Officer, the Board of Directors of the Company revised Mr. Gephart’s compensation to be an annual base salary of $300,000 (temporarily reduced by 15%, consistent with previously announced company-wide salary reductions) and target annual bonus of 50%, or $150,000.

Item 7.01	Regulation FD Disclosure

On May 20, 2020, the Company issued a press release announcing the resignation of Mr. Reigersman as Chief Financial Officer, the appointment of Mr. Gephart as interim Chief Financial Officer, the conclusion of the review of the Company’s strategic alternatives and an update on second quarter trends. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in this Item 7.01 of Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01	Other Events

On May 19, 2020, the Board of Directors of the Company decided to conclude the comprehensive review of the Company’s strategic alternatives to maximize stockholder value that began in April 2019 and to disband the special strategic review committee. The Board of Directors determined that it was in the best interests of the Company and its stockholders to conclude the review of strategic alternatives and that the Company’s current business strategy as an independent company is in the best interests of the Company’s stockholders.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Press release dated May 20, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2020	LEAF GROUP LTD.

	By:	/s/ Adam Wergeles
Adam Wergeles
Executive Vice President and General Counsel